Exhibit 4.3

AMERICAN TOWER CORPORATION

Issuer

THE BANK OF NEW YORK

Trustee

Indenture

Dated as of August 4, 2003

$175,000,000

(subject to increase to up to $35,000,000

in the event and to the extent

an option is exercised)

3.25% Convertible Notes Due August 1, 2010

TABLE OF CONTENTS

		Page
PARTIES

RECITALS

ARTICLE ONE
DEFINITIONS

Section 1.1	Certain Terms Defined	1

ARTICLE TWO
SECURITIES

Section 2.1	Form and Dating	10

Section 2.2	Execution and Authentication	10

Section 2.3	Registrar, Paying Agent and Conversion Agent	12

Section 2.4	Paying Agent to Hold Money in Trust	13

Section 2.5	Holder Lists	13

Section 2.6	Transfer and Exchange	13

Section 2.7	Replacement Securities	14

Section 2.8	Outstanding Securities	14

Section 2.9	Temporary Securities	14

Section 2.10	Cancellation	15

Section 2.11	Defaulted Interest	15

Section 2.12	CUSIP Numbers	15

Section 2.13	Global Securities	15

Section 2.14	Transfer Restrictions	17

ARTICLE THREE
COVENANTS

Section 3.1	Payment of Principal and Interest	18

Section 3.2	Written Statement to Trustee	18

i

v

ARTICLE THIRTEEN
RIGHT TO REQUIRE REDEMPTION UPON A FUNDAMENTAL CHANGE

Section 13.1	Right to Require Redemption	61

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	5.7
(a)(2)	5.7
(a)(3)	n/a
(a)(4)	n/a
(b)	5.7, 5.8, 5.10, 10.4
(c)	n/a

311(a)	n/a
(b)	n/a
(c)	n/a

312(a)	2.5
(b)	10.8
(c)	10.8

313(a)	n/a
(b)(1)	n/a
(b)(2)	n/a
(c)	10.4
(d)	n/a

314(a)	3.4, 10.4, 10.5
(b)	n/a
(c)(1)	10.5
(c)(2)	10.5
(c)(3)	n/a
(d)	n/a
(e)	10.5
(f)	n/a

315(a)	5.1
(b)	4.11
(c)	5.1
(d)	5.1
(e)	4.12

316(a)(last sentence)	6.4
(a)(1)(A)	4.9
(a)(1)(B)	4.10
(a)(2)	n/a
(b)	4.7
(c)	6.6

317(a)(1)	4.2
(a)(2)	4.2
(b)	9.3

318(a)	10.7
(b)	n/a
(c)	10.7

“n/a”	means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

THIS INDENTURE, dated as of August 4, 2003, between American Tower Corporation, a Delaware corporation (the “Issuer”), and The Bank of New York, a New York banking corporation (the “Trustee”),

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized the issue of its 3.25% Convertible Notes Due August 1, 2010 (the “Securities”) of substantially the tenor and amount hereinafter set forth;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Certain Terms Defined.

The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the TIA, or the definitions of which in the Securities Act are referred to in the TIA (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meaning assigned to such terms in the TIA and the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” shall mean such accounting principles which are generally accepted at the date or time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means any member of, or participant in, the Depository.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state bankruptcy, insolvency, reorganization or other similar law for the relief of debtors now or hereafter in effect.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day which in the City and State of New York is neither Saturday, Sunday, a legal holiday nor a day on which banking institutions and trust companies are authorized by law or regulation or executive order to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) or capital stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Change in Control” has the meaning assigned to it in Section 13.1.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Issuer as the same exists at the Closing Date or as such stock may be reconstituted from time to time.

“Closing Date” means the date (or, if more than one, the earliest date) of original issuance of the Securities.

“Closing Sale Price” on any day means the closing per share sale price of the Class A Common Stock as reported on the composite tape for New York Stock Exchange listed stocks (or if not listed or admitted to trading on the New York Stock Exchange, then on NASDAQ or a similar organization if NASAQ is no longer reporting information or, if not listed on the New York Stock Exchange or quoted on NASDAQ, then on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange), on such day or, if no such sale takes place on such day, the closing sale price for such day shall be the average of the closing bid and asked prices regular way on the New York Stock Exchange (or, if not listed or admitted to trading on such exchange, then on NASDAQ or a similar organization if NASDAQ is no longer reporting information or if not listed on the New York Stock Exchange or quoted on NASDAQ, then on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange) on such day.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, par value $0.01 per share and the Class C Common Stock, par value $0.01 per share, of the Issuer as the same exists at the Closing Date or as such stock may be reconstituted from time to time.

“Conversion Agent” has the meaning assigned to it in Section 2.3.

“Conversion Rate” means a number of shares of Class A Common Stock into which the Securities are convertible, subject to adjustment in accordance with Section 12.4.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, 21W, New York, NY 10286.

“Credit Facilities” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Date of Conversion” has the meaning assigned to it in Section 12.2.

“Depositary” means with respect to Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Issuer to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“Disposition” has the meaning assigned to it in Section 8.1.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“DTC” means The Depository Trust Company, a New York corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any securities that is convertible into, or exchangeable for, Capital Stock).

“Excepted Verestar Debt” means Indebtedness of Verestar and its Subsidiaries at a time when Verestar and its Subsidiaries have Special Verestar Status, which Indebtedness constitutes

(1)	Capital Lease Obligations not constituting Indebtedness of the Issuer or its Restricted Subsidiaries,

(2)	Acquired Debt not constituting Indebtedness of the Issuer or its Restricted Subsidiaries in an aggregate principal amount of up to $20.0 million at any one time outstanding,

(3)	Indebtedness owed to the Issuer or its Restricted Subsidiaries,

(4)	Indebtedness owed to Verestar or its Subsidiaries, or

(5) Indebtedness under a Credit Facility that also constitutes Indebtedness of the Issuer or its Restricted Subsidiaries (but not of any other Person).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Change” has the meaning assigned to it in Section 13.1.

“Global Security” means a Security that is registered in the security register kept by the Registrar in the name of a Depositary or a nominee thereof.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean, in the case of any Security, the Person in whose name such Security is registered in the security register kept by the Registrar for that purpose in accordance with the terms hereof.

“Indebtedness” has the meaning assigned to it in the Senior Notes Indenture.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

“Investments” has the meaning assigned to it in the Senior Notes Indenture.

“Issuer” means American Tower Corporation, a Delaware corporation, and, subject to Article Eight, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer which is signed in its name by its Chairman of the Board of Directors, its Chief Executive Officer, its President, a Chief Operating Officer, a Vice President, or its Chief Financial Officer, and, without duplication, by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations National Market System.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Issuer nor any of its Restricted Subsidiaries:

(a)	provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); or

(b)	is directly or indirectly liable (as a guarantor or otherwise);

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Chief Operating Officer, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Issuer.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Chief Operating Officer, a Vice President, or the Chief Financial Officer and by the Treasurer, an Assistant Treasurer, Controller, the Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 10.5, if and to the extent required hereby.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Issuer and who shall be reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 10.5, if and to the extent required hereby.

“Outstanding”, when used with reference to Securities, shall, subject to the provision of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.7 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer), Securities converted into Class A Common Stock pursuant hereto and Securities not deemed Outstanding pursuant to and for the purposes of the last sentence of Section 11.2.

“Paying Agent” has the meaning assigned to it in Section 2.3.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means the amount of principal set forth on the face of a Security.

“Redemption Date” has the meaning assigned to it in Section 11.2.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning assigned to it in Section 2.3.

“Registration Right Agreement” means the Registration Rights Agreement, dated as of August 4, 2003, among the Issuer and the initial purchasers named therein.

“Related Party” has the meaning assigned to it in Section 13.1.

“Responsible Officer”, when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee customarily performing corporate trust functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” has the meaning assigned to it in Section 2.1.

“Restricted Security” means any Security issued in exchange for an interest in the Restricted Global Security until such time as the Restricted Security legend contemplated in Section 2.14 need not be provided on the Security.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Notes Indenture” means that certain Indenture dated January 31, 2001 between the Issuer and the Trustee, as amended or supplemented from time to time and, if such indenture is not in effect at the time of determination, such indenture as amended or supplemented at the time it ceases to be in effect.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof, except all references to “10 percent” in Rule 1-02(w)(1), (2) and (3) shall mean “5 percent” and that all Unrestricted Subsidiaries of the Issuer shall be excluded from all calculations under Rule 1-02(w).

“Special Verestar Status” means that Verestar and its Subsidiaries are not Restricted Subsidiaries of the Issuer, that none has previously been a Restricted Subsidiary of the Issuer, and that Verestar or its Subsidiaries have since the January 31, 2001 continuously had outstanding Indebtedness under clause (5) of the definition of “Excepted Verestar Debt”.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such Equity Interests are owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“TIA” (except as otherwise provided in Sections 7.1 and 7.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally issued.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

“Trustee” means the entity identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder if at any time there is more than one such Person.

“Unrestricted Subsidiary” means (i) on or after January 31, 2001, Verestar and all of its Subsidiaries, until such time as they become Restricted Subsidiaries pursuant to a board resolution and (ii) any other Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary, on or after January 31, 2001, pursuant to a board resolution; but only to the extent that, other than pursuant to Excepted Verestar Debt, such Subsidiary:

(1)	has no Indebtedness to any Person other than

(a)	Non-Recourse Debt, or

(b)	Indebtedness owed to the Issuer or its Restricted Subsidiaries;

(2)	is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)	is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Equity Interests; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and

(5)	if such Subsidiary is Verestar or one of its Subsidiaries, is a Subsidiary through which the Issuer conducts the business of providing domestic and international satellite and internet protocol network transmissions services.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 of the Senior Notes Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date.

The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if

(1)	such Indebtedness is permitted under Section 4.09 of the Senior Notes Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)	no default would occur or be in existence following such designation.

If while Verestar or any of its Subsidiaries has Special Verestar Status, the Verestar Net Investment shall exceed an aggregate of $100.0 million at any one time outstanding, Verestar and its Subsidiaries shall thereafter cease to be Unrestricted Subsidiaries for purposes of this Indenture.

“U.S. Government Obligations” means direct obligations of the United States of America, backed by its full faith and credit.

“Verestar” means Verestar, Inc. (formerly ATC Teleports Inc.), a Delaware corporation

“Verestar Net Investment” means the Investment of the Issuer and its Restricted Subsidiaries since January 31, 2001 in Verestar and its Subsidiaries, each such Investment (as defined in the Senior Notes Indenture) being measured as of the date made and without giving effect to subsequent changes in value, but excluding (a) any Investment (as defined in the Senior Notes Indenture) made with the net cash proceeds of a substantially concurrent sale after January 31, 2001 by the Issuer of its Equity Interests (other than Disqualified Stock), (b) any transaction resulting in the acquisition or receipt (whether by merger, capital contribution or otherwise) by Verestar or its Subsidiaries of assets and accompanied by the substantially concurrent issuance after January 31, 2001 by the Issuer of its Equity Interests (other than Disqualified Stock) having a fair market value, as determined in good faith by the Board of Directors, equal to the fair market value of those assets, or (c) any Restricted Investment (as defined in the Senior Notes Indenture) in Verestar or its Subsidiaries that was made in compliance with Section 4.07 of the Senior Notes Indenture. The receipt by Verestar or its Subsidiaries of proceeds from the incurrence of Indebtedness under a Credit Facility described in clause (5) of the definition of “Excepted Verestar Debt” while they have Special Verestar Status shall be treated as an Investment by the Issuer in Verestar or such Subsidiaries in an amount equal to such proceeds. The amount of any Investment (as defined in the Senior Notes Indenture) in Verestar and its Subsidiaries shall not include interest accrued on loans or advances to Verestar or its Subsidiaries, but payment of such interest in cash shall be considered, at the Issuer’s election (but only to the extent not otherwise included in Consolidated Net Income (as defined in the Senior Notes Indenture) of the Issuer), either a reduction of the Investment in Verestar or a distribution from an Unrestricted Subsidiary for purposes of clause (3)(e) of the first paragraph of Section 4.07 of the Senior Notes Indenture.

ARTICLE TWO

SECURITIES

SECTION 2.1 Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A (including the legends appearing thereon), the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange (including NASDAQ) rules, agreements to which the Issuer is subject or usage, including, if required by Section 2.14, the legend contemplated thereby. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

Upon their original issuance, Securities shall be issued in the form of one or more Global Securities without interest coupons and shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security or Securities are collectively herein called the “Restricted Global Security”. The Restricted Global Security and any Restricted Security shall bear a different CUSIP or other identifying number from any Security that is not a Restricted Global Security or Restricted Security.

SECTION 2.2 Execution and Authentication.

Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue in the aggregate principal amount of $175,000,000 upon an Issuer Order; provided, however, that if the Issuer sells any Securities pursuant to the option in the Purchase Agreement, dated July 29, 2003, between the Issuer and the initial purchasers named therein, then the Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $210,000,000 upon an Issuer Order. The Issuer Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the previous sentence except as provided in Section 2.8.

The Trustee’s authentication of Securities pursuant to the next preceding paragraph shall be conditioned upon receipt of each of the following in form and substance reasonably satisfactory to the Trustee on or prior to the Closing Date:

A.	An Officer’s Certificate to the effect that:

(1) All conditions required to be satisfied under this Indenture for the issuance of the Securities have been so satisfied on or prior to the Closing Date; and

(2) No Event of Default shall have occurred and be continuing.

B.	An Opinion of Counsel to the effect that:

(1) The execution and delivery of the Indenture, the issuance of the Securities and the fulfillment of the terms herein and therein contemplated will not conflict with the charter or bylaws of the Issuer, or constitute a breach of or default under any material agreement, indenture, evidence of Indebtedness, mortgage, deed of trust or other material agreement or instrument known to such counsel to which the Issuer is a party or by which it is bound, or any law, administrative regulation, rule, judgment, order or decree known to such counsel to be applicable to the Issuer or any of its properties;

(2) The Indenture has been duly authorized by the Issuer, executed and delivered by the Issuer, and is a valid and binding agreement of the Issuer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, receivership, moratorium and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by the effect of general principles of equity, whether applied by a court of law or equity;

(3) All legally required proceedings by the Issuer in connection with the authorization and issuances of the Securities have been duly taken, and all orders, consents or other authorizations or approvals of any public board or body legally required for the validity of the Securities have been obtained; and

(4) The Securities, when executed and authenticated in accordance with the terms of this Indenture and delivered upon payment therefor, will be valid and binding obligations of the Issuer enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, receivership, moratorium and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by the effect of general principles of equity, whether applied by a court of law or equity.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless limited by the term of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3 Registrar, Paying Agent and Conversion Agent.

The Issuer shall maintain in The Borough of Manhattan in The City of New York, New York, an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may presented for payment and repurchase (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may appoint one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents, which may be inside or outside The Borough of Manhattan. The term “Registrar” includes any co-Registrar, the term “Paying Agent” includes any additional Paying Agent and the term “Conversion Agent” includes any additional Conversion Agent. The Issuer may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder. If the Issuer fails to appoint or maintain another person as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Registrar or Conversion Agent. Except for purposes of Article Nine, the Issuer or any Affiliate of the Issuer may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

SECTION 2.4 Paying Agent to Hold Money in Trust.

Not later than 11:00 a.m., Eastern Standard Time, on each due date of the principal of or interest on any Securities, the Issuer shall deposit with the Paying Agent a sum of money in immediately available funds sufficient to pay such principal or interest so becoming due. Subject to Section 9.2, the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Issuer) shall have no further liability for the money.

SECTION 2.5 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall promptly furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require for the names and addresses of the Holders.

SECTION 2.6 Transfer and Exchange.

When a Security is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested, and, when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Issuer’s request. The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 11.2 and ending at the close of business on the day of selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. Any exchange or transfer shall be without charge, except that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 7.5 or 11.2. Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

SECTION 2.7 Replacement Securities.

If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Issuer shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security. If required by the Trustee or the Issuer, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge a Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer.

SECTION 2.8 Outstanding Securities.

The Securities Outstanding at any time are all of the Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not Outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be Outstanding until a Responsible Officer of the Trustee actually receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be Outstanding and interest on them ceases to accrue.

Subject to Section 6.4, a Security does not cease to be Outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

SECTION 2.9 Temporary Securities.

Until definitive Securities are ready for delivery, the Issuer may prepare and, upon the order of the Issuer, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary

Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities

SECTION 2.10 Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Issuer may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or which have been converted. All canceled Securities shall be held by the Trustee and shall be disposed of in accordance with its customary procedures (and certification of their cancellation shall be delivered to the Issuer upon its request therefor).

SECTION 2.11 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 3.1. The Issuer shall fix or cause to be fixed each such special record date and payment date. At least 15 days before a special record date, the Issuer (or the Trustee in the name of and at the expense of the Issuer) shall forward to the Holders a notice prepared by the Issuer that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12 CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.13 Global Securities.

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Issuer for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Issuer and the Trustee in writing that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, and in each case a successor depository is not appointed by the Issuer within 90 days of such notice or (ii) the Issuer delivers an Officers’ Certificate to the Trustee stating that the Issuer has determined not to have all the Securities represented by the Global Security.

In connection with the exchange of an entire Global Security for certificated Securities pursuant to this subsection (b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and upon Issuer order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. In addition, the owner of a beneficial interest in a Global Security will be entitled to receive a certificated Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more certificated Securities in the amounts specified to the owner of a beneficial interest in such Global Securities and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Securities, subject to the rules and procedures of the Depositary, the Registrar shall: (A) authenticate and deliver to the owner of such beneficial interest certificated Securities in an equivalent amount to such beneficial interest in such Global Security in accordance with the foregoing, and (B) decrease such Global Security by such amount in accordance with the foregoing. In the event that the certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from a Holder of a Global Security to issue such certificated Securities, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Sections 4.6 and 4.7 hereof, the right of any beneficial owner of the Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such certificated Securities had been issued.

(c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case as provided in this Article, then either (i) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records in accordance with its rules and procedures. Upon any such surrender or adjustment of a Global Security, the Trustee shall as provided in this Article, authenticate and make available for delivery any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed in writing by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Depositary’s rules and procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Registered Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(e) Except as provided in Section 2.13(b), the Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Depositary’s rules and procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its participants and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof. Notices given to the Holders of the Security shall be deemed given if sent to the Depositary. Notwithstanding the foregoing, the registered Holder of a Global Security may grant proxies or otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(f) Upon the transfer of beneficial interests in a Restricted Global Security under circumstances permitting the removal of the Restricted Securities legend contemplated in Section 2.14 if the Securities represented by such beneficial interest were not in the form of a Global Security, such transferred beneficial interest shall be represented by a beneficial interest in a Global Security that is not a Restricted Global Security.

SECTION 2.14 Transfer Restrictions.

(a) Securities shall be stamped or otherwise be imprinted with the legends containing the transfer restrictions set forth on the face of the text of the Securities attached as Exhibit A hereto. The legends so provided on the face of the text of the Securities that relate to Restricted Securities and Restricted Global Securities may be removed from such Security, upon receipt by the Trustee of an Issuer Order, (i) two years from the later of issuance of the Security or the date such Security (or any predecessor) was last acquired from an “affiliate” of the Issuer within the meaning of Rule 144 under the Securities Act, (ii) in connection with a sale made pursuant to the volume (and other restrictions) of Rule 144 under the Securities Act following one year from such time, or (iii) in connection with any sale in a transaction registered under the Securities Act, provided that, if the legend is removed and the Security is subsequently held by such an affiliate of the Issuer, the legend shall be reinstated.

(b) Each Holder of a Security agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

COVENANTS

SECTION 3.1 Payment of Principal and Interest.

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities and this Indenture. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. Each installment of interest on the Securities may be paid by same-day funds by wire transfer or by mailing checks, for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

SECTION 3.2 Written Statement to Trustee.

The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officers’ Certificate, stating that in the course of the performance by the signers of their duties as officers of the Issuer they would normally have knowledge of any default or non-compliance by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default or non-compliance (without regard to any period of grace or requirement of notice provided hereunder), and, if so, specifying each such default or non-compliance of which the signers have knowledge and the nature thereof.

The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

SECTION 3.3 Corporate Existence.

Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided that the Issuer shall not be required to preserve its corporate existence or any such right or franchise if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

SECTION 3.4 Reports by the Issuer.

The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, or if the Issuer is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act; or, in respect of a security listed and registered on a national securities exchange or on NASDAQ as may be prescribed from time to time in such rules and regulations. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon request of Holders and prospective purchasers of Securities or the Class A Common Stock issuable upon conversion thereof, the Issuer will promptly furnish or cause to be furnished to such holders and prospective purchasers, copies of the information required to be delivered to such holders and prospective purchasers of such securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of such securities. The Issuer will pay the expenses of printing and distributing to such holders and prospective purchasers all such documents.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 3.5 Waiver of Usury Defense.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and shall actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Securities violates present or future usury or other laws relating to the interest payable on any Indebtedness and shall not otherwise avail itself (and shall actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

SECTION 3.6 Registration Rights.

The Issuer agrees that the Holders from time to time of Registrable Securities (as defined in the Registration Rights Agreement) are entitled to the benefits of the Registration Rights Agreement. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of liquidated damages on Securities constituting Registrable Securities as contemplated in Section 3 of the Registration Rights Agreement to the extent that, in such context, such liquidated damages are, were or would be payable in respect thereof pursuant to the provisions of the Registration Rights Agreement.

ARTICLE FOUR

REMEDIES OF THE TRUSTEE AND

SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 4.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default.

“Event of Default” with respect to Securities where used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest (including liquidated damages payable under the Registration Rights Agreement), upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(b) default in the payment of all or any part of the principal of or premium, if any, upon any of the Securities or any Redemption Price or any Fundamental Change Purchase Price, as and when the same shall become due and payable either at maturity, upon any redemption or acceleration, by declaration or otherwise;

(c) failure on the part of the Issuer to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities or in this Indenture contained for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(d) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Issuer or any of its Significant Subsidiaries in an involuntary case; (ii) appoints a custodian of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries; or (iii) orders the liquidation of the Issuer or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days;

(e) the Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”), or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case referred to in clause (A) and (B) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(g) failure by the Issuer or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(h) If the Issuer fails to give Holders the Fundamental Change Notice within the time required to give that notice.

If an Event of Default occurs and is continuing with respect to the Securities, then, and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (d) or (e) of the this Section 4.1 occurs with respect to the Issuer or any of its Significant Subsidiaries, all outstanding securities shall be due and payable without further action or notice. However, if, at any time after the Securities shall have been declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the interest on and principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case of such a cure the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 4.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt.

The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of or premium, if any, on any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal, premium, if any, or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expense and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or caption affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

SECTION 4.3 Application of Proceeds.

Any moneys collected by the Trustee pursuant to this Article in respect of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses, including any and all amounts due the Trustee under Section 5.5;

SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the person entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal, premium, if any, and interest, without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any), or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer.

SECTION 4.4 Suits for Enforcement.

In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.5 Restoration of Rights or Abandonment of Proceedings.

In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Securityholders shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 4.6 Limitations on Suits by Securityholders.

No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding, judicial or otherwise, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default as herein before provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon a Responsible Officer of the Trustee to institute such action or proceedings in its own name as trustee hereunder and the Trustee for 45 days after its receipt of such notice and request shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to a Responsible Officer of the Trustee pursuant to Section 4.9; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder of the Securities and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.7 Unconditional Right of Securityholders to Receive Principal, Premium and Interest, to Convert and to Institute Certain Suits.

Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and premium, if any, and interest on such Security on or after the respective due dates expressed in such Security (or, in the case of redemption, on the applicable Redemption Date or Fundamental Change Repurchase Date), or to convert such Security in accordance with Article Twelve, or to institute suit for the enforcement of any such payment on or after such respective dates, or for the enforcement of such conversion right, shall not be impaired or affected without the written consent of such Holder, with a copy thereof to the Trustee.

SECTION 4.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

Except as provided in Section 4.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

SECTION 4.9 Control by Securityholders.

The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct in writing the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that such written direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided, further, that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may expose the Trustee to personal liability or if the Trustee in good faith by its board of directors or the executive committee thereof shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

SECTION 4.10 Waiver of Past Defaults.

Prior to the declaration of the maturity of the Securities as provided in Section 4.1, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may on behalf of the Holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected (including, without limitation, the provisions with respect to payment of principal of and premium, if any, and interest on such Security or with respect to conversion of such Security). A copy of any such waiver or consent shall be delivered to the Trustee.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 4.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.

The Trustee shall, at the Issuer’s expense, transmit to the Holders of Securities, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults known to a Responsible Officer of the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

SECTION 4.12 Right of Court to Require Filing of Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees, against any party litigant in such suit including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities at the time Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or for the enforcement of a right to convert any Security in accordance with Article Twelve.

SECTION 4.13 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE FIVE

CONCERNING THE TRUSTEE

SECTION 5.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default.

With respect to the Holders of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred and is continuing (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

(i) the duties and obligations of the Trustee with respect to Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolution, statement, officer’s certificate, or any other certificate, instrument or opinion furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 4.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

SECTION 5.2 Certain Rights of the Trustee.

Subject to Section 5.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c) the Trustee may consult with counsel of its selection at the expense of the Issuer and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, but a Responsible Officer of the Trustee, in its discretion, may make such further inquiries or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

SECTION 5.4 Trustee and Agents May Hold Securities; Collections, etc.

The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Section 5.8, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

SECTION 5.5 Compensation and Indemnification of Trustee and Its Prior Claim.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree in writing for all services that the Trustee shall provide hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, damage, claim, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including but not limited to the costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. Such additional Indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1 or in connection with Article Four hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

SECTION 5.6 Right of Trustee to Rely on Officers’ Certificate, etc.

Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.7 Persons Eligible for Appointment as Trustee.

The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia. The Trustee and its direct parent shall at all times have a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.8.

The provisions of this Section 5.7 are in furtherance of and subject to Section 310(a) of the TIA.

SECTION 5.8 Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee may at any time resign by giving written notice of resignation to the Issuer at least 90 days in advance of such resignation. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of each instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee at the expense of the Issuer. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) If at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.7 and shall fail to resign after written request therefor by the Issuer or by any Securityholders;

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or subject to the provisions of Section 4.12, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of removal, the departing trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee at the expense of the Issuer

(c) The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.8 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.9.

(e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities affected as their names and addresses appear in the Security register. Each notice shall include the name of the successor trustee and the address of its principal corporate trust office.

SECTION 5.9 Acceptance of Appointment by Successor Trustee.

Any successor trustee appointed as provided in Section 5.8 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument prepared by the Issuer transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.5.

Upon acceptance of appointment by a successor trustee as provided in this Section 5.9, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.8. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

SECTION 5.10 Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such corporation shall be qualified under the provisions of Section 310(b) of the TIA and eligible under the provisions of Section 5.7.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SIX

CONCERNING THE SECURITYHOLDERS

SECTION 6.1 Evidence of Action Taken by Securityholders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 6.2 Proof of Execution of Instruments and of Holding of Securities.

Subject to Sections 5.1 and 5.2, the fact and date of the execution of any instrument by any Securityholder or his agent or proxy, or the authority of such an agent or proxy to execute such an instrument may be proved (i) by the affidavit of a witness of such execution, (ii) by a certificate of a notary public (or other officer authorized by law to take acknowledgments of deeds) as to such execution, or (iii) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

SECTION 6.3 Holders to Be Treated as Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee, any Agent and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any Agent or agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 6.4 Securities Owned by Issuer Deemed Not Outstanding.

In determining whether the Holders of the requisite principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture,

Securities which are owned by the Issuer or any other obligor on the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee in writing the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 6.5 Right of Revocation of Action Taken.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as afore said any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration or transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

SECTION 6.6 Record Date for Consents and Waivers.

The Issuer may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities in accordance with Section 4.10, (ii) consent to any supplemental indenture in accordance with Section 7.2 or (iii) waive compliance with any term, condition or provision of any covenant hereunder (if the Indenture should expressly provide for such waiver). If a record date is fixed, the Holders of Securities on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities prior to the date which is the 90th day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

ARTICLE SEVEN

SUPPLEMENTAL INDENTURES

SECTION 7.1 Supplemental Indentures Without Consent of Securityholders.

The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to cure any ambiguity or correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or any supplemental indenture or to make any other changes in the provisions herein or in any supplemental indenture which the Issuer and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the interests of the Holders of Securities.

(b) provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) evidence the succession of another person to the Issuer and provide for the assumption by such successor of the covenants and obligations of the Issuer thereunder and in the Securities as permitted by Section 8.1;

(d) provide for conversion rights or repurchase rights or both of Holders of Securities in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Issuer as required to comply with Sections 8.1 and or 12.5;

(e) increase the Conversion Rate;

(f) evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee;

(g) make any changes that would provide the holders of the Securities with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such Holder; or

(h) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations, which may be therein contained, and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.1 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

SECTION 7.2 Supplemental Indentures with Consent of Securityholders.

With the consent (evidenced as provided in Article Six) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall (a) change the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or change the provisions for liquidated damages, for redemption or repurchase upon a Fundamental Change, in each case in a manner adverse to the Holders, or impair or affect the right of any Securityholder to institute suit for the payment of principal, interest or any premium; or change the coin or currency in which, any principal, premium or interest is payable, or impair the right to convert the Securities in accordance with Article Twelve, in each case, without the consent of the Holder of each Outstanding Security so affected; provided no consent of any Holder of any Security shall be necessary under this Section 7.2 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Section 7.1(e) and Section 12.5 of this Indenture; or (b) reduce the aforesaid percentage in principal amount of Outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Outstanding Security so affected; or (c) reduce the percentage of Securities necessary to consent to waive any past default under this Indenture to less than a majority, without the consent of the Holders of each Outstanding Security so affected; or (d) modify any of the provisions of this Section or Section 4.10, except to increase any such percentage provided in either such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), certified by the Secretary or an Assistant Secretary of the Issuer, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee’ own rights, duties, immunities or liabilities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.3 Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.4 Documents to Be Given to Trustee.

The Trustee, subject to the provisions of Sections 5.1 and 5.2,shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

SECTION 7.5 Notation on Securities in Respect of Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation as to any matter provided for by such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 8.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

The Issuer may not consolidate or merge with or into (whether or not the Issuer is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person (each a “Disposition”), unless:

(i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(ii) the Surviving Person (if other than the Issuer) assumes all the obligations of the Issuer under the Securities and this Indenture, and makes provision for conversion rights in accordance with Section 12.5, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(iii) immediately after such Disposition, no Event of Default or event that, after the giving of notice or the passage of time or both, would be an Event of Default, shall have occurred and be continuing.

SECTION 8.2 Successor Corporation or Entity Substituted.

In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

Such successor corporation, may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer or any successor corporation, partnership or limited liability company which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

SECTION 8.3 Opinion of Counsel and Officers’ Certificate to Trustee.

The Trustee, subject to the provisions of Sections 5.1 and 5.2, may upon request receive an Opinion of Counsel prepared in accordance with Section 10.5 and an Officers’ Certificate (confirming satisfaction of the conditions of clauses (i), (ii) and (iii) of Section 8.1) as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE NINE

SATISFACTION AND DISCHARGE

OF INDENTURE; UNCLAIMED MONEYS

SECTION 9.1 Satisfaction and Discharge of Indenture.

If at any time (a) the Issuer shall have paid or caused to be paid the principal of and premium, if any, and interest on all the Securities then Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) (i) all such Securities not theretofore delivered to the Trustee for cancellation (x) shall have become due and payable, or (y) are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Issuer in accordance with Section 9.4) or U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on all Securities on each date that such principal or interest is due and payable; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, conversion and exchange of Securities, and the Issuer’s right of optional redemption contemplated in clause (c)(i)(y) above (but not otherwise and not including the Holders’ right of redemption contemplated by Article Thirteen) (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of the Holders of Securities to receive payments of principal thereof and premium, if any, and interest thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Trustee hereunder, including any right to compensation and indemnification under Section 5.5, and (v) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on Issuer Order accompanied by an Officers’ Certificate and an Opinion of Counsel stating that the provisions of this Section have been complied with and at the cost and expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging such satisfaction of and discharging this Indenture, provided, that the rights of Holders of the Securities to receive amounts in respect of principal of, premium, if any, and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. In addition, in connection with the satisfaction and discharge pursuant to clause (c)(i)(y) above, the Trustee shall give notice to the Holders of Securities of such satisfaction and discharge. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

SECTION 9.2 Application by Trustee of Funds Deposited for Payment of Securities.

Subject to Section 9.4, all moneys and securities deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such moneys or Securities have been deposited with the Trustee of all sums due and to become due thereon for principal and interest; but such moneys or securities need not be segregated from other funds except to the extent required by law.

SECTION 9.3 Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to Securities, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon Issuer Order, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium, if any, or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of the Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment, shall, at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer upon Issuer Order.

SECTION 9.5 Indemnity for U.S. Government Obligations.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.1 or the principal or interest received in respect of such obligations.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

SECTION 10.1 Partners, Incorporators, Stockholders, Officers and Directors of Issue Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any partner or member of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 10.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders.

Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the Holders of the Securities.

SECTION 10.3 Successors and Assigns of Issuer Bound by Indenture.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 10.4 Notices and Demands on Issuer, Trustee and Securityholders.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to American Tower Corporation, 116 Huntington Avenue, Boston, MA 02116, Attention: Chief Financial Officer and Secretary, with a copy to Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199, Attention: Matthew Gardella, Esq.. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office, Attention: Corporate Trust Trustee Administration Department.

Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (except as otherwise specifically provided herein) if in writing, and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 10.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein.

Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 10.6 Payments Due on Saturdays, Sundays and Legal Holidays.

If the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment of any Security or the last date on which a Holder of Securities has a right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment or on such last day for conversion, and no interest shall accrue for the period after such date.

SECTION 10.7 Conflict with TIA.

Whether or not qualified under the TIA, this Indenture shall be interpreted as though it were so qualified including provisions required by the TIA or provisions deemed included except as varied by this Indenture. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 10.8 Communications by Holders with Other Holders.

Securityholders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

SECTION 10.9 Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of a date not more than 15 days prior to the delivery thereof, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in the capacity of Registrar.

SECTION 10.10 New York Law to Govern.

This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of laws.

SECTION 10.11 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 10.12 Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.1 Right of Optional Redemption; Prices.

The Issuer at its option may, on and after August 6, 2008, redeem all, or from time to time any part of, the Securities upon payment of the optional Redemption Prices set forth in the form of Security attached as Exhibit A hereto, together with accrued and unpaid interest to the date fixed for redemption.

SECTION 11.2 Notice of Redemption; Partial Redemptions.

Notice of redemption to the Holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 20 days and not more than 60 days prior to the Redemption Date (as defined below) fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption (the “Redemption Date”), the CUSIP numbers, the applicable Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to, but not including, the Redemption Date will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, and shall also specify the Conversion Rate then in effect and the date on which the right to convert such Securities or the portions thereof to be redeemed will expire. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

At least one Business Day prior to the Redemption Date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.3) an amount of money sufficient to redeem on the Redemption Date all the Securities so called for redemption (other than those theretofore surrendered for conversion pursuant to Article Twelve) at the appropriate Redemption Price, together with accrued interest to, but not including, the Redemption Date. If any Security called for redemption is converted pursuant hereto, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Issuer upon Issuer Order, or, if then held by the Issuer, shall be discharged from such trust. If less than all the outstanding Securities are to be redeemed, the Issuer will deliver to the Trustee at least 10 days prior to the date of making of the notice of redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed. Any such Officers’ Certificate or other notice to the Trustee of a proposed redemption may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

If less than all the Securities are to be redeemed, the Trustee shall select, by lot, pro rata or by such other manner as it shall deem appropriate and fair, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of less than all the Securities, for purposes of the selection for redemption, the Issuer and the Trustee may treat as Outstanding Securities surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

SECTION 11.3 Payment of Securities Called for Redemption.

If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to but not including the Redemption Date, and on and after said date (unless the Issuer shall default in the payment of such Securities at the Redemption Price, together with interest accrued to but not including said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the close of business on the Business Day immediately prior to the Redemption Date to be convertible pursuant to the provisions of Article Twelve or, except as provided in Sections 2.4 and 9.4, be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the applicable Redemption Price thereof and unpaid interest to but not including the Redemption Date. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Redemption Price, together with interest accrued thereon to but not including the Redemption Date, provided that any payment of interest becoming due on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.11 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest specified in such Security and such Security shall remain convertible pursuant to the provisions of Article Twelve until the principal of such Security shall have been paid or duly provided for.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 11.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption.

Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officers’ Certificate directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

SECTION 11.5 Conversion Arrangement on Call for Redemption.

In connection with any redemption of the Securities, the Issuer may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the “Purchasers”) to purchase such Securities by paying to the Trustee in trust for the Holders, on or before 11:00 a.m., Eastern Standard Time, on the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued and unpaid to but not including the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article, the obligation of the Issuer to pay the Redemption Price, together with interest accrued and unpaid to but not including the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the second Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in this Article) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Issuer, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Issuer for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Issuer and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Issuer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Issuer and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE TWELVE

CONVERSION OF SECURITIES

SECTION 12.1 Conversion Privilege.

A Holder of a Security may convert it into Class A Common Stock of the Issuer at any time prior to maturity at the conversion price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Fundamental Change Purchase Date (unless the Issuer shall default in making the redemption or purchase payment then due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Class A Common Stock issuable upon conversion of a Security is determined as follows: divide the Principal Amount to be converted by $1,000 and multiply such amount by the Conversion Rate in effect on the Date of Conversion; round the result to the nearest 1/100th of a share.

The initial Conversion Rate is stated in the fourth paragraph of the reverse of the Securities and is subject to adjustment as provided in this Article.

A Holder may convert a portion of a Security equal to $1,000 principal amount or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

SECTION 12.2 Exercise of Conversion Privilege.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Conversion Agent at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of the minimum authorized denomination thereof, and, if such Security is surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related interest payment date (unless such Security shall have been called for redemption on a Redemption Date or Fundamental Change Purchase Date within such period or on such interest payment date), accompanied also by payment of an amount equal to the interest payable on such interest payment date on the portion of the principal amount of the Security being surrendered for conversion. A Holder of any Security on a record date for such Security who converts such Security on the related interest payment date will receive the interest payable on such Security, and such converting Holder need not include a payment for any such interest upon surrender of such Security for conversion. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued. Securities surrendered for conversion shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Issuer shall, subject to the provisions of Section 12.7, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article and cash, as provided in Section 12.3, in respect of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the “Date of Conversion”) on which such notice shall have been received by the Issuer and such Security shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Issuer shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Rate in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Class A Common Stock issued upon conversion of any Security; provided, however, that in the case of any Securities which are converted after the close of business on a relevant record date and on or prior to the next succeeding interest payment date, installments of interest which are due and payable on such payment date shall be payable on such interest payment date notwithstanding such conversion (unless such Security shall have been called for redemption on a Redemption Date or Fundamental Change Purchase Date after the close of business on such record date and prior to the opening of business on such interest payment date) and such interest (whether or not punctually paid or duly provided for) shall be paid to the Holder of such Securities registered as such at the close of business on the relevant record date according to their terms. The Issuer’s delivery of the fixed number of shares of Class A Common Stock into which the Securities are convertible will be deemed to satisfy the Issuer’s obligation to pay the principal amount of the Securities and all accrued interest that has not previously been (or is not simultaneously being) paid. The Class A Common Stock is treated as issued first in payment of accrued interest and then in payment of principal.

SECTION 12.3 Fractional Shares.

Except as provided below, the Issuer will not issue fractional shares of Class A Common Stock upon conversion of Securities. In lieu thereof, in the sole discretion of the Board of Directors, either (a) such fractional interest will be rounded up to the nearest full share, or (b) an appropriate amount will be paid in cash by the Issuer, unless payment in cash is prohibited by the terms of the Issuer’s Indebtedness, in which case fractional shares may be issued. If the Issuer shall deliver cash, such cash shall be in the amount of the fair market value (as determined by the Board of Directors) of such fractional interest. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Securities, or the specified portions thereof to be converted, so surrendered.

SECTION 12.4 Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustment from time to time as follows:

(a) In case the Issuer shall pay a dividend or make a distribution on Class A Common Stock in shares of Class A Common Stock, the Conversion Rate shall be increased by multiplying:

(1) the Conversion Rate in effect immediately prior to the date of payment of such dividend or distribution of such shares by a fraction, of which

(2) the numerator shall be (A) the sum of the number of shares of Class A Common Stock outstanding immediately prior to such distribution, plus (B) the number of shares of Class A Common Stock constituting such distribution, and

(3) the denominator shall be the number of shares of Class A Common Stock outstanding immediately prior to the such distribution.

An adjustment made pursuant to subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date of such dividend or distribution.

(b) In case the Issuer shall (1) subdivide its outstanding shares of Class A Common Stock into a greater number of shares or (2) combine its outstanding shares of Class A Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such action shall be adjusted as provided below so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock which he would have been entitled to receive immediately following such action had such Security been converted immediately prior thereto, or (3) reclassify its outstanding shares of Class A Common Stock, the Conversion Rate shall be adjusted so that a Holder of any Security thereafter surrendered for conversion shall be entitled to received the securities which he would have been entitled to receive immediately following reclassification had such Security been converted immediately prior thereto. An adjustment made pursuant to subsection (b) shall become effective immediately, except as provided in subsection (h) below, after the effective date in the case of a subdivision, combination or reclassification.

(c) In case the Issuer shall issue rights, warrants or options to all holders of Class A Common Stock entitling them for a period expiring not more than 45 days after the record date therefor to subscribe for or purchase shares of Class A Common Stock or securities convertible into shares of Class A Common Stock at a price per share (or a conversion price per share) less than the current market price per share (as determined pursuant to subsection (f) below) of the Class A Common Stock on the record date mentioned below, the Conversion Rate shall be adjusted by multiplying:

(1) the Conversion Rate in effect immediately prior to the date of issuance of such rights, warrants or option by a fraction, of which

(2) the numerator shall be (A) the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (B) the number of additional shares of Class A Common Stock which are so offered for subscription or purchase, and

(3) the denominator shall be (A) the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, warrants or options immediately prior to such issuance, plus (B) the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at the Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights, warrants or options and dividing the product so obtained by such Current Market Price), and of which

Such adjustment shall become effective immediately, except as provided in subsection (i) below, after the record date for the determination of Holders entitled to receive such rights, warrants or options.

(d) If after the Closing Date, the Issuer or any Subsidiary pays holders of the outstanding shares of Class A Common Stock in respect of a repurchase (including by way of a tender or exchange offer) for the Issuer’s Class A Common Stock consideration per share of Class A Common Stock having a fair market value, as determined in good faith by the Board of Directors, whose determination shall be conclusive, in excess of the Current Market Price of the Class A Common Stock as of the first business day (the “Measurement Date”) next succeeding the Expiration Time (as defined below), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by subsection (d) by a fraction, the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders (based on the acceptance of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (as defined below) up to the maximum specified in the tender or exchange offer) or, in the case of repurchase, for shares so purchased (the “Purchased Shares”) and (y) the product of the number of shares of Class A Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price (determined as provided in subsection (g) below) on the Measurement Date, and the denominator of which shall be the number of shares of Class A Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by such Current Market Price of one share of Class A Common Stock on the Measurement Date. Such reduction shall become effective immediately prior to the opening of business on the day following the Measurement Date.

For purposes of subsection (d), the term “Expiration Time” shall mean the day of the closing of the repurchase or, if the repurchase is accomplished by way of a tender or exchange offer, the last business day tenders or exchanges may be made. To the extent such purchase pursuant to such tender or exchange offer described in subsection (d) does not occur, the Conversion Rate shall be readjusted to eliminate any adjustment made to the Conversion Rate on account of such purchase pursuant to such repurchase. If the application of subsection (d) to any repurchase (including by way of tender offer or exchange offer) would result in a decrease in the Conversion Rate, no adjustment shall be made for such repurchase under subsection (d).

(e) In case the Issuer shall distribute to all holders of Class A Common Stock shares of its Capital Stock, evidences of Indebtedness, securities (including equity interests in the Issuer’s Subsidiaries), cash or other assets, or shall distribute to all holders of Class A Common Stock rights, warrants or options (or convertible securities) to subscribe to securities (other than those referred to in subsection (a), (b) or (c) above and dividends and distributions paid exclusively in cash referred to in subsection (f) below), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by subsection (e) by a fraction of which (1) the numerator shall be the Current Market price per share (determined as provided in subsection (g) below) of the Class A Common Stock, and (2) the denominator shall be such Current Market Price per share of the Class A Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value, and described in a Board Resolution filed with the Trustee) of the portion of the assets, evidences of Indebtedness and equity securities so distributed or of such subscription rights, warrants or options applicable to one share of Class A Common Stock.

For the purposes of subsection (e), in the event of a distribution of shares of capital stock or other securities of any Subsidiary as a dividend on shares of Class A Common Stock and such distributed shares of capital stock or other securities are publicly traded, the then fair market value of the shares of other securities so distributed shall be deemed to be the market value of such shares or other securities based on the average closing sale prices of those securities for the 20 trading days commencing on and including the fifth trading day after the date on which ex-dividend trading commences for such distribution on the New York Stock Exchange, the NASDAQ or such other national or regional exchange or market on which the securities are then listed or quoted. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

(f) In case the Issuer shall make a distribution consisting exclusively of cash to all holders of Class A Common Stock, excluding any cash portion of distributions referred to subsection (e) above, or cash distributions upon an event described in Section 12.5, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price of Class A Common Stock (determined as provided in subsection (g) below) on such date and the denominator shall be such Current Market Price less the amount of cash to be distributed per share of Class A Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date.

(g) For the purpose of any computation under subsections (c), (e) and (f) above, the “Current Market Price” per share of Class A Common Stock on any date shall be deemed to be the average of the Closing Sale Prices of a share of Class A Common Stock for the 20 consecutive Trading Days ending the date before the “ex” date with respect to the issuance or distribution requiring such computation. For the purpose of any computation under subsection (d), the Current Market Price per share of Class A Common Stock on any date shall be deemed to be the average of the Closing Sale Prices of a share of Class A Common Stock for the 20 consecutive Trading Days commencing on the date next succeeding such repurchase (or the last date on which tenders or exchanges may be made pursuant to a tender or exchange offer). For purposes of this paragraph, the term “‘ex’ date”, when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading (or if not so listed or admitted on the New York Stock Exchange or a similar organization if the New York Stock Exchange no longer reporting trading information) without the right to receive such issuance or distribution.

(h) In any case in which this Section shall require that an adjustment be made immediately following a record date, the Issuer may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Issuer shall, with respect to any Security converted after such record date and before such adjustment shall have become effective (i) defer making any cash payment pursuant to Section 12.3 or issuing to the Holder of such Security the number of shares of Class A Common Stock and other capital stock of the Issuer issuable upon such conversion in excess of the number of shares of Class A Common Stock and other capital stock of the Issuer issuable thereupon only on the basis of the Conversion Rate prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 12.3 and issue to such Holder the additional shares of Class A Common Stock and other capital stock of the Issuer issuable on such conversion.

(i) No adjustment in the Conversion Rate shall be required if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class A Common Stock participate in the transaction. In addition, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly (i) file with the Trustee and each conversion agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment and which shall be made available by the Trustee to the Holders of Securities for inspection thereof, (ii) mail or cause to be mailed a notice of such adjustment, setting forth the adjusted Conversion Rate and the date on which such adjustment became or becomes effective, to each Holder of Securities at his address as the same appears on the registry books of the Issuer.

To the extent permitted by law, the Issuer from time to time may increase the Conversion Rate by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such increase would be in the best interests of the Issuer, which determination shall be conclusive. In such case, the Issuer shall give at least 15 days’ notice of the increase. In addition, at its option, the Issuer may make such increase in the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

SECTION 12.5 Continuation of Conversion Privilege in Case of Reorganization, Change, Merger, Consolidation or Sale of Assets.

If any transaction shall occur, including without limitation (i) any recapitalization of shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Class A Common Stock), (ii) any consolidation or merger of the Issuer with or into another person or any merger of another person into the Issuer (other than a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of Class A Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Issuer, or (iv) any compulsory share exchange, pursuant to any of which holders of Class A Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the Holder of each Security then Outstanding shall have the right thereafter to convert such Security only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock issuable upon conversion of such Security immediately prior to such recapitalization, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the Conversion Rate prior to transactions described in this Section 12.5. The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Issuer’s shares, as the case may be, shall make provisions in its certificate of incorporation or other constituent document to establish such right. Such certificate of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in Section 12.4 and in this Section.

SECTION 12.6 Notice of Certain Events.

In case:

(a) the Issuer shall declare a dividend (or any other distribution) payable to the holders of Class A Common Stock (other than cash dividends and dividends payable in Class A Common Stock); or

(b) the Issuer shall authorize the granting to the holders of Class A Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights, warrants or options; or

(c) the Issuer shall authorize any reclassification or change of the Class A Common Stock (other than a subdivision or combination of its outstanding shares of Class A Common Stock or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Issuer is a party and for which approval of any stock holders of the Issuer is required, or the sale or conveyance of all or substantially all the property or business of the Issuer; or

(d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer;

then, the Issuer shall cause to be filed with the Trustee, and, if other than the Corporate Trust Office of the Trustee, at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 2.3, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Issuer, as promptly as possible but in any event at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options, or if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (2) such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up.

SECTION 12.7 Taxes on Conversion.

The issuance and delivery of certificates for shares of Class A Common Stock on conversion of Securities shall be made without charge to the converting Holder of Securities for such certificates or for any documentary, stamp or similar issue or transfer taxes payable to the United States of America or any political subdivision or taxing authority thereof in respect of the issuance or delivery of such certificates; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of certificates for shares of Class A Common Stock, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Issuer the amount of any such tax or has established, to the satisfaction of the Issuer, that such tax has been paid.

SECTION 12.8 Issuer to Provide Class A Common Stock.

The Issuer covenants that it will reserve and keep available, free from preemptive rights, out of its authorized but unissued shares, solely for the purpose of issue upon conversion of Securities as herein provided, sufficient shares of Class A Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

If any shares of Class A Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Issuer covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that nothing in this Section shall be deemed to affect in any way the obligations of the Issuer to convert Securities into Class A Common Stock as provided in this Article.

Before taking any action which would cause an adjustment increasing the Conversion Rate below the then par value, if any, of the Class A Common Stock, the Issuer will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Issuer may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such adjusted Conversion Rate.

The Issuer covenants that all shares of Class A Common Stock which may be issued upon conversion of Securities will upon issue be duly authorized, validly issued and fully paid and non-assessable by the Issuer and free of preemptive rights and of any lien or adverse claim and that, if such Securities presented for conversion are not Restricted Securities and the Class A Common Stock is then listed on any national securities exchange or quoted on NASDAQ, the shares of Class A Common Stock which may be issued upon conversion of Securities will be similarly listed or quoted at the time of such issuance.

The Issuer covenants that, upon conversion of Securities as herein provided, there will be credited to Class A Common Stock par capital from the consideration for which the shares of Class A Common Stock issuable upon such conversion are issued an amount per share of Class A Common Stock so issued as determined by the Board of Directors, which amount shall not be less than the amount required by law and by the Issuer’s certificate of incorporation, as amended, as in effect on the date of such conversion. For the purposes of this covenant the net proceeds received by the Issuer from the issuance and sale of the Securities converted, less any cash conversion, shall be deemed to be the amount of consideration for which the shares of Class A Common Stock issuable upon such conversion are issued.

SECTION 12.9 Disclaimer of Responsibility for Certain Matters.

Neither the Trustee nor any Conversion Agent or agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the Officers’ Certificate referred to in Section 12.4(j), or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent nor any agent of the Trustee shall be accountable with respect to the validity, registration, listing, or value (or the kind or amount) of any shares of Class A Common Stock, or of any securities or cash or other property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any agent of the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent nor any agent of the Trustee shall be responsible for any failure of the Issuer to make any cash payment or to issue, register the transfer of or deliver any shares of Class A Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or, subject to Sections 5.1 and 5.2, to comply with any of the covenants of the Issuer contained in this Article.

SECTION 12.10 Return of Funds Deposited for Redemption of Converted Securities.

Any funds which at any time shall have been deposited by the Issuer or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article, shall after such conversion, upon the written request of the Issuer, be repaid to the Issuer by the Trustee or such other Paying Agent.

SECTION 12.11 Restriction on Class A Common Stock Issuable Upon Conversion.

(a) Shares of Class A Common Stock to be issued upon conversion of the Securities prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Securities and the certificate representing such shares of Class A Common Stock shall bear the following legend (the “Restricted Class A Common Stock Legend”) unless removed in accordance with Section 12.11(c):

THESE SHARES OF CLASS A COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE

TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THESE SHARES OF CLASS A COMMON STOCK IS HEREBY NOTIFIED THAT THE SELLER OF THESE SHARES OF CLASS A COMMON STOCK MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THESE SHARES OF CLASS A COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THESE SHARES OF CLASS A COMMON STOCK AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THESE SHARES OF CLASS A COMMON STOCK TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THESE SHARES OF CLASS A COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

(b) If (i) shares of Class A Common Stock to be issued upon conversion of a Security prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Security or (ii) shares of Class A Common Stock represented by a certificate bearing the Restricted Class A Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Class A Common Stock a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Class A Common Stock, and neither the transfer agent nor the registrar for the Class A Common Stock shall be required to register any transfer of such Class A Common Stock not so accompanied by a properly completed certificate.

(c) Except for transfers in connection with a Shelf Registration Statement, if certificates representing shares of Class A Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Class A Common Stock bearing the Class A Restricted Common Stock Legend, or if a request is made to remove such Restricted Class A Common Stock Legend from certificates representing shares of Class A Common Stock, the certificates so issued shall bear the Restricted Class A Common Stock Legend, or the Restricted Class A Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Issuer, the Conversion Agent and the Transfer Agent such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Class A Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Issuer of such reasonably satisfactory evidence, the Issuer shall cause the transfer agent for the Class A Common Stock to countersign and deliver certificates representing shares of Class A Common Stock that do not bear the legend.

ARTICLE THIRTEEN

RIGHT TO REQUIRE REDEMPTION UPON A FUNDAMENTAL CHANGE

SECTION 13.1 Right to Require Redemption.

(a) If a Fundamental Change (as defined below) occurs, a Holder will have the right, at its option, to require the Issuer to purchase all or a portion of the Principal Amount of Securities equal to $1,000 or an integral multiple of $1,000, that has not been previously purchased by the Issuer, at a price equal to the Principal Amount to be repurchased plus accrued and unpaid interest, to but not including the Fundamental Change Purchase Date (as defined below) (the “Fundamental Change Purchase Price”), before the date that is 45 days after the date of the Issuer’s Fundamental Change Notice (the “Fundamental Change Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.1(c).

A “Fundamental Change” shall be deemed to have occurred upon a Change in Control (as defined below) or a Termination of Trading (as defined below).

A “Change in Control” shall be deemed to have occurred at such time after the Securities are originally issued and any of the following events shall occur:

(i) any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Issuer’s Capital Stock entitling the person to exercise 50% or more (or 75% or more in the case of an acquisition by the Principal or a Related Party of the principal) of the total voting power of all shares of the Issuer’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Issuer, any of its Subsidiaries or any of its employee benefit plans;

(ii) the Issuer merges or consolidates or amalgamates with or into any other Person (other than one or more Subsidiaries), or of another Person into the Issuer, or the Issuer conveys, sells, transfers or leases all or substantially all of its assets to another person other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of the Issuer’s outstanding shares of Class A Common Stock (other than the cancellation of any of the Issuer’s outstanding shares of Class A Common Stock held by the person with whom the Issuer merges, consolidates or amalgamates), (B) pursuant to which the holders of the Issuer’s Class A Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or Surviving Person immediately after the transaction provided, for the avoidance of doubt, nothing under this clause (a) (ii) (B) shall affect the applicability of clause (a)(i) above, or (C) which is effected solely to change the Issuer’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Class A Common Stock solely into shares of common stock of the Surviving Person; or

(iii) any time the Issuer’s Continuing Directors do not constitute a majority of the Issuer’s board of directors (or, if applicable, a successor person to the Issuer).

Notwithstanding the foregoing provisions of this Section 13.1, a Change in Control shall not be deemed to have occurred if (1) the Closing Sale Price per share of Class A Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation, amalgamation or asset sale, equals or exceeds 105% of the conversion price of the Securities in effect on each of those Trading Days, or (2) at least 90% of the consideration in a transaction otherwise constituting a Change in Control under clause (i) or clause (ii) or both above consists of shares of common equity traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the transaction) and as a result of the transaction the Securities become convertible into such shares of common equity.

For purposes of this Section 13.1, (x) the conversion price is equal to $1,000 divided by the Conversion Rate, (y) whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and (z) “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

For the purposes of this Section 13.1, (a) “Principal” shall mean Steven B. Dodge and (b) “Related Party” with respect to the Principal shall mean (1) any person that is a subsidiary of the Principal; or (2) any corporation, trust, partnership, limited liability company or other entity controlled, directly or indirectly, by a Principal or a person referred to in the immediately preceding clause (1). For the purposes of this clause (2), the Principal and one or more of such persons shall be deemed to control one of the entities referred to above only if they collectively hold in excess of 50% of the outstanding equity, beneficial, partnership, membership or other interests in such entity.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) becomes a member of such Board of Directors subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.

A “Termination of Trading” shall be deemed to have occurred if the shares of Class A Common Stock (or other Common Stock into which the Securities are then convertible) are not listed on the NYSE nor approved for trading on the Nasdaq National Market or any other U.S. securities exchange or another established over-the-counter trading market in the United States.

At least one Business Day before the Fundamental Change Notice Date (as defined below), unless a shorter period is acceptable to the Trustee, the Issuer shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the manner of payment selected by the Issuer; and

(ii) the information required by Section 13.1(b).

(b) No later than 15 days after the occurrence of a Fundamental Change, the Issuer shall mail a written notice (the “Fundamental Change Notice”) of the Fundamental Change (the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i) briefly, the nature of the Fundamental Change and the date of such Fundamental Change and the repurchase right arising as a result of the Fundamental Change;

(ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 13.1 must be given;

(iii) the Fundamental Change Purchase Date;

(iv) the Fundamental Change Purchase Price;

(v) the name and address of the Paying Agent and the Conversion Agent;

(vi) the then existing Conversion Rate and any adjustments thereto;

(vii) that the Securities must be surrendered to the Paying Agent together with a Fundamental Change Purchase Notice to collect payment;

(viii) that the Fundamental Change Purchase Price for any Securities as to which a Fundamental Change Purchase Notice (as defined below) has been duly given will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in (vii);

(ix) briefly, the procedures the Holder must follow to exercise rights under this Section 13.1;

(x) briefly, the conversion rights, if any, of the Securities;

(xi) that, unless the Issuer defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Securities surrendered for purchase by the Issuer will cease to accrue on and after the Fundamental Change Purchase Date and the only remaining right of the Holders of such Securities is to receive payment of the Purchase Price upon surrender to the Paying Agent of the Securities purchased; and

(xii) the CUSIP number(s) of the Securities.

(c) A Holder may exercise its rights specified in Section 13.1(a) upon delivery of an irrevocable written notice of purchase in substantially the form on the reverse of the Security (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time on or prior to the 15th day after the date the Issuer delivers its Fundamental Change Notice, stating:

(i) the certificate number, if applicable, of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedure if certificated Securities have not been issued;

(ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Security shall be purchased pursuant to the terms and conditions specified in Article Thirteen of the Indenture and Securities.

If certificated, the delivery of such Security to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 13.1 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Issuer shall purchase from the Holder thereof, pursuant to this Section 13.1, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 13.1 that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Issuer contemplated pursuant to the provisions of this Section 13.1 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Purchase Date.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of August 4, 2003.

AMERICAN TOWER CORPORATION

By: /s/ Bradley E. Singer
Name:	Bradley E. Singer
Title:	Chief Financial Officer and Treasurer

Attest:

By: /s/ Anghely Almonte
Name: Anghely Almonte

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By: /s/ Ming J. Ryan
Name:	Ming J. Ryan
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

THIS NOTE AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

No.	$
[CUSIP NO.]

American Tower Corporation

3.25% Convertible Notes Due 2010

American Tower Corporation (the “Issuer”), for value received hereby promises to pay to                  or registered assigns the principal sum of                          Dollars (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $210,000,000 in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) at the Issuer’s office or agency for said purpose in the Borough of Manhattan, The City of New York, on August 1, 2010, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year and at maturity, beginning on February 1, 2004, on said principal sum in like coin or currency at the rate per annum set forth above. Interest shall accrue from August 4, 2003, or from the most recent date to which interest has been paid or duly provided for on the Securities to but not including such interest payment date. The interest so payable on any February 1 or August 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the January 15 or July 15, as the case may be, preceding such February 1 or August 1, whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by wire transfer in same-day funds or by mailing a check therefor payable to the registered Holder entitled thereto at his last address as it appears on the Security register.

Reference is made to the further provisions set forth on the reverse hereof, including without limitation provisions giving the Holder hereof the right to convert this Security into Class A Common Stock of the Issuer on the terms and subject to the conditions and limitations referred to on the reverse hereof, as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: August 4, 2003

AMERICAN TOWER CORPORATION

By:

By:

3

This is one of the Securities described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Authorized Signatory

4

[FORM OF REVERSE OF SECURITY]

American Tower Corporation

3.25% Convertible Notes Due 2010

1. This Security is one of a duly authorized issue of debt securities of the Issuer, limited to up to the aggregate principal amount of $175,000,000, or up to $210,000,000 if an option is fully exercised (except as otherwise provided in the Indenture defined below), issued or to be issued pursuant to an indenture dated as of August 4, 2003 (the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the word “Holders” or “Holder” meaning the registered Holders or registered Holder) of the Securities. Terms used but not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

2. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities and interest accrued thereon may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events a declaration of default, a default, or the consequences of either of them may be waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding except a default in the payment of principal, Fundamental Change Purchase Price or Redemption Price of or premium, if any, or interest on any of the Securities or in respect of the conversion of any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution hereof, whether or not any notation thereof is made upon this Security or such other Securities.

3. The Indenture permits the Issuer and the Trustee, without the consent of any of the Holders under the circumstances described in Section 7.1 of the Indenture, and with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall (a) change the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or change the provisions for liquidated damages, for redemption or repurchase upon a Fundamental Change, in each case in a manner adverse to the Holders, or impair or affect the right of any Securityholder to institute suit for the payment of principal, interest or any premium; or change the coin or currency in which, any principal, premium or interest is payable, or impair the right to convert the Securities into Class A Common Stock, in each case, without the consent of the Holder of each Security so affected; provided no consent of any Holder of any Security shall be necessary under this Section 7.2 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Section 7.1(e) and Section 12.5 of the Indenture; or (b) reduce the

5

aforesaid percentage in principal amount of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected; or (c) reduce the percentage of Securities necessary to consent to waive any past default under the Indenture to less than a majority, without the consent of the Holders of each Security so affected; or (d) modify any of the provisions of Section 7.2 or Section 4.10 of the Indenture, except to increase any such percentage provided in either such Section or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

4. Subject to the provisions of the Indenture, the Holder of this Security has the right, at his option, at any time until and including, but not after the close of business on, the last Trading Day prior to August 1, 2010 (except that, in case this Security or a portion hereof shall be called for redemption and the Issuer shall not thereafter default in making due provision for the payment of the redemption price, such right shall terminate with respect to this Security or such portion hereof at the close of business on the Business Day prior to the date fixed for redemption), to convert the principal amount of this Security, or any portion thereof which is $1,000 or an integral multiple of $1,000, into fully paid and non-assessable shares of Class A Common Stock of the Issuer, as said shares shall be constituted at the date of conversion, at the conversion rate of 81.8080 shares of Class A Common Stock per $1,000 principal amount of Securities (the “Conversion Rate”) or at the adjusted Conversion Rate in effect at the date of conversion if an adjustment has been made, determined as provided in the Indenture, upon surrender of this Security to the Conversion Agent at the office or agency of the Conversion Agent maintained for that purpose in the Borough of Manhattan, The City of New York, together with a fully executed notice substantially in the form set forth at the foot hereof that the Holder elects so to convert this Security (or any portion hereof which is an integral multiple of $1,000 principal amount) and, if this Security is surrendered for conversion during the period between the close of business on January 15 or July 15 in any year and the opening of business on the following February 1 or August 1 and has not been called for redemption on a redemption date within such period (or on such February 1 or August 1), accompanied by payment of an amount equal to the interest payable on such February 1 or August 1 on the principal amount of the Security being surrendered for conversion. Except as provided in the preceding sentence or as otherwise expressly provided in the Indenture, no payment or adjustment shall be made on account of interest accrued on this Security (or portion thereof) so converted or on account of any dividend or distribution on any such Class A Common Stock issued upon conversion, but the Holder of record of this Security on January 15 or July 15 shall be entitled to receive interest on such Security on the succeeding February 1 or August 1 notwithstanding the conversion of such Security prior to such February 1 or August 1. If so required by the Issuer or the Trustee, this Security, upon surrender for conversion as aforesaid, shall be duly endorsed by, or be accompanied by instruments of transfer, in form satisfactory to the Issuer, duly executed by, the Holder or by his duly authorized attorney. The conversion price from time to time in effect is subject to adjustment as provided in the Indenture. No fractions of shares will be issued on conversion. In the sole discretion of the Board of Directors, any fractional interest may be rounded up to the nearest full share, or an adjustment in cash will be made for any fractional interest, in either case in accordance with and as provided in the Indenture.

5. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and

6

unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

6. The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000.

7. In the manner and subject to the limitations provided in the Indenture, this Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

8. Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

9. The Securities may be redeemed at the option of the Issuer as a whole, or from time to time in part, on and after August 6, 2008, upon mailing a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption: If rendered during the twelve-month period August 1 commencing,

Year	Redemption Price
August 6, 2008	100.929%
August 1, 2009	100.464%
August 1, 2010	100.000%

10. The Securities do not have the benefit of any sinking fund obligations.

11. If at any time there shall occur any Fundamental Change (as defined in the Indenture) with respect to the Issuer, each Holder of Securities shall, except as otherwise provided in the Indenture, have the right, at such Holder’s option but subject to the conditions set forth in the Indenture, to require the Issuer to redeem on the Fundamental Change Purchase Date as defined in the Indenture all or any part of such Holder’s Securities that is $1,000 or an integral multiple thereof at a Fundamental Change Purchase Price equal to the principal amount thereof, and accrued and unpaid interest, if any, up to but excluding the Fundamental Change Purchase Date.

12. Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue on the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

7

13. The Holder of this Security and the Class A Common Stock issuable on the conversion hereof is entitled to the benefits of a Registration Rights Agreement executed by the Issuer. Whenever in this Security there is a reference to the payment of interest on, or in respect of, a Security, such mention shall be deemed to include mention of the payment of liquidated damages to the extent payable as contemplated in such Registration Rights Agreement.

14. The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

15. No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any partner or member of the Issuer or of any successor, either directly or through the Issuer or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue hereof, expressly waived and released.

16. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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[FORM OF CONVERSION NOTICE]

To: American Tower Corporation

The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Class A Common Stock of American Tower Corporation in accordance with the terms of the Indenture referred to in this Security and (ii) directs that such shares of Class A Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares and/or Security(ies) are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature

Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered Holder.

Social Security or Other Taxpayer Identifying Number

(Name)

(Street Address)

(City, State and Zip Code) (Please print name and address)

Principal Amount to be Converted (if less than all)

$

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[FORM OF OPTION OF HOLDER TO ELECT REDEMPTION

UPON FUNDAMENTAL CHANGE ]

If you want to elect to have this Security purchased in its entirety by the Issuer pursuant to Article Thirteen of the Indenture and Paragraph 11 of this Security, check the box:

☐

If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Article Thirteen of the Indenture and Paragraph 11 of this Security, state the principal amount ($1,000 or integral multiples thereof):$

The undersigned owner of this Security irrevocably exercises its option to require the Issuer to purchase this Security or a portion hereof as specified above pursuant to Article Thirteen of the Indenture and Paragraph 11 of this Security.

Certificate No. or Depositary Procedures

Dated:	Your Signature: (Sign exactly as name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

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EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OF RESTRICTED CLASS A COMMON STOCK

(Transfers pursuant to Section 12.11(c) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:	American Tower Corporation 3.25% Convertible Notes

due August 1, 2010 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 4, 2003 (the “Indenture”) between American Tower Corporation and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to              shares of Class A Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Class A Common Stock.

In connection with the transfer of such shares of Class A Common Stock, the undersigned confirms that such shares of Class A Common Stock are being transferred:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder; or

(4)	☐	pursuant to an exemption from registration under the Securities Act of 1933.

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Unless one of the boxes is checked, the transfer agent will refuse to register any of the Class A Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Class A Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Issuer has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[Name of Transferor],

By
Name:
Title:

Dated:

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